FORM OF

REGISTRATION RIGHTS AGREEMENT –

EXCHANGE SHARES

This Registration Rights Agreement – Exchange Shares (this "Agreement"), dated as of January 21, 2014, by and among:

Oryon Technologies, Inc., a Nevada, U.S.A. corporation (the "Company"), on the one hand, and the signatories hereto which are exchanging debt for shares of the common stock of the Company pursuant to an Exchange and Release Agreement (as those terms are defined below) , on the other hand (collectively, the “Exchanging Creditors”).

WITNESSETH

WHEREAS, the Company and EFL Tech B.V., a Netherlands corporation (the “Purchaser”), are parties to a Subscription Agreement, dated as of January 21, 2014 (the "Subscription Agreement"), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Subscription Securities at the Closing (as those terms are defined below);

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms thereof, the Company and the Purchaser have entered into a Registration Rights Agreement – Subscription Securities in order for the Company to grant, and for the Purchaser to accept, certain registration rights with respect to the Subscription Securities (as those terms are defined below):

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms thereof, the Company is obligated to discharge, or make provision for the discharge of, the Company Debt at the Closing, and may do so thereunder by exchanging such debt for Exchange Shares (as those terms are defined below);

WHEREAS, the Company and each of the Exchanging Creditors have entered into an Exchange and Release Agreement (as defined below) in order to discharge the Company Debt held by each such Person, in whole or in part, in exchange for Exchange Shares;

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange and Release Agreements and pursuant to the terms thereof, and by the Subscription Agreement, the parties hereto desire to enter into this Agreement in order for the Company to grant, and for each of the Exchanging Creditors to accept, certain registration rights, as set forth below;

Registration Rights Agreement – Exchange Shares

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.            Defined Terms. As used in this Agreement, the following terms shall have the meanings set below forth in this Section 1, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Subscription Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

"Agreement" has the meaning set forth in the preamble.

"Board" means the board of directors of the Company.

“Closing” shall have the meaning ascribed to such term in the Subscription Agreement.

"Commission" means the United States Securities and Exchange Commission.

“Common Stock” means the shares of the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Company" has the meaning set forth in the preamble above, and includes the Company's successors by merger, acquisition, reorganization or otherwise, provided that any such successor has shares registered under the Securities Act and the Exchange Act (as those terms are defined below).

“Company Debt” shall have the meaning ascribed to such term in the Subscription Agreement.

“day” or “days” shall mean calendar days.

“Exchange and Release Agreement” shall have the meaning ascribed to such term in the Subscription Agreement.

"Exchange Shares" means (a) any shares of Common Stock issuable or issued to the Exchanging Creditors by the Company pursuant to the Exchange and Release Agreements and the Subscription Agreement (as specifically described in Section 2.5(b)(iv) thereof), and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchanging Creditors” has the meaning set forth in the preamble.

Registration Rights Agreement – Exchange Shares

"Demand Registration" has the meaning set forth in Section 2.1(a).

"Effective Period" has the meaning set forth in Section 4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Governmental Authority" shall have the meaning ascribed to such term in the Subscription Agreement.

“Holders of Exchange Shares” means the Exchanging Creditors that have entered into an Exchange and Release Agreement with the Company pursuant to which each such Person has agreed to convert and exchange all or a portion of the Company Debt held by such Person for, and therefore as of the Closing will be the holder and owner of, Exchange Shares, and includes the respective successors and permitted assigns provided for in Section 13.

“Holders of Subscription Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement – Subscription Securities.

“Person” shall have the meaning ascribed to such term in the Subscription Agreement.

"Piggyback Registration" has the meaning set forth in Section 3(a).

"Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Exchange Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchaser” has the meaning set forth in the recitals.

“Registration Rights Agreement – Subscription Securities” shall have the meaning ascribed to such term in the Subscription Agreement.

"Registration Statement" shall have the meaning ascribed to such term in the Subscription Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Registration Rights Agreement – Exchange Shares

"Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Exchange Shares, and fees and disbursements of counsel for any Holder of Exchange Shares, except for the reasonable fees and disbursements of counsel for the holders of Exchange Shares required to be paid in connection with the actions contemplated by Section 5.

"Subscription Agreement" has the meaning set forth in the recitals.

“Subscription Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement – Subscription Shares.

2.            Demand Registration.

(a)          Subject to Section 2(b) and Section 2(c), at any time after the Closing, holders of a majority of the Exchange Shares then outstanding may request registration under the Securities Act of all, but not less than all, of the Exchange Shares then outstanding on Form S-1 or any successor form thereto (referred to hereinafter as a "Demand Registration"). The Company shall cause a Registration Statement on Form S-1 (or any successor form) to be filed within 90 days after the date on which such request is made, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter; provided, however, that the Company may delay such filing or effective date for up to 30 days when such filing would require the Company to disclose material non-public information regarding a potential material corporate transaction or business matter. Upon the making of a request for a Demand Registration, all Holders of Exchange Shares shall cooperate fully with the Company in its preparation and filing of such Registration Statement.

(b)          The Company shall give prompt written notice (in any event no later than 20 days prior to the filing of the Registration Statement requested pursuant to Section 2(a)) to the Holders of Subscription Securities of its intention to effect such a registration and, subject to Section 2(f) and Section 3, shall include in such registration all Subscription Securities with respect to which the Company has received written requests for inclusion from the Holders of Subscription Securities within 20 days after the Company's notice has been given to each such holder. Notwithstanding the foregoing, if a majority of the Holders of Subscription Shares give written notice to the Company, within 30 days after such request is made pursuant to Section 2(a) above, or within 10 days after receipt of the foregoing notice (whichever is later), that such holders request a Demand Registration pursuant to Section 2(a) of the Registration Rights Agreement – Subscription Securities, the request for a Demand Registration made pursuant to Section 2(a) above shall be null and void, and not binding on the Company. In such case, a majority of the Holders of Exchange Shares may exercise the rights granted under Section 2(b) of the Registration Rights Agreement – Subscription Securities.

Registration Rights Agreement – Exchange Shares

(c)          If the Holders of Exchange Shares request a Demand Registration pursuant to 2(a) above on or after the date that the Holders of Subscription Securities request a Demand Registration pursuant to Section 2(a) of the Registration Rights Agreement – Subscription Securities, such request by the Holders of Exchange Shares shall not be a valid request binding upon the Company, and shall be deemed for all purposes (absent notice to the contrary by such holders) to be a request to register such Exchange Shares under a Registration Statement prepared pursuant to a Demand Registration under Section 2 of the Registration Rights Agreement – Subscription Securities.

(d)          In circumstances described in (i) the penultimate sentence of Section 2(b) above and (ii) Section 2(c) above, the Holders of Exchange Shares shall not request a Demand Registration under Section 2(a) above until six (6) months after the Registration Statement prepared in connection with the Demand Registration requested under Section 2(a) of the Registration Rights Agreement – Subscription Securities has become effective (or earlier if such registration is abandoned by the Holders of Subscription Securities).

(e)          If the Holders of Exchange Shares requesting a Demand Registration elect to distribute the Exchange Shares in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a). The Holders of the Exchange Shares requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(f)           The Company shall not include in the Demand Registration any securities which are not Exchange Shares without the prior written consent of the Holders of the Exchange Shares, which consent shall not be unreasonably withheld or delayed. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the Holders of Exchange Shares in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Exchange Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Exchange Shares proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration:

(i)	first, all of the Exchange Shares;

(ii)	second, the number of Subscription Securities proposed to be included therein, allocated pro rata among all such holders thereof on the basis of the number of Subscription Securities owned by each such holder, or in such manner as they may otherwise agree; and

(ii)	third, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.

Registration Rights Agreement – Exchange Shares

(g) If the managing underwriter determines that less than all of the Exchange Shares proposed to be sold can be included in such offering, then the Holders of Exchange Shares may either (i) withdraw such Demand Registration request, or (ii) elect to continue with such registration, in which case the Exchange Shares that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Exchange Shares owned by each such holder.

3.            Piggyback Registration.

(a)          Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto, or another form not available for registering the Exchange Shares for sale to the public), whether for its own account or for the account of one or more stockholders of the Company, and the form of Registration Statement to be used may be used for any registration of Exchange Shares (a "Piggyback Registration"), the Company shall give prompt written notice (in any event no later than 20 days prior to the filing of such Registration Statement) to the Holders of Exchange Shares of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Exchange Shares with respect to which the Company has received written requests for inclusion from the Holders of Exchange Shares within 20 days after the Company's notice has been given to each such holder. A Piggyback Registration shall not be considered the Demand Registration set forth in Section 2.

(b)          If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriter advises the Company and the Holders of Exchange Shares (if any Holders of Exchange Shares have elected to include Exchange Shares in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Exchange Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration:

(i)	first, all of the shares of Common Stock that the Company proposes to sell;

Registration Rights Agreement – Exchange Shares

(ii)	second, the number of Subscription Securities proposed to be included therein by the holders thereof, allocated pro rata among all such holders on the basis of the number of Subscription Securities owned by each such holder, or in such manner as they may otherwise agree;

(iii)	third, the number of Exchange Shares proposed to be included therein, allocated pro rata among all such holders on the basis of the number of Exchange Shares owned by each such holder, or in such manner as they may otherwise agree; and

(iv)	fourth, the number of shares of Common Stock proposed to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(c)          If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Exchange Shares, and the managing underwriter advises the Company and the Holders of Exchange Shares (if any Holders of Exchange Shares have elected to include Exchange Shares in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Exchange Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration:

(i)	first, all of the shares of Common Stock proposed to be included therein by the holders requesting such registration;

(ii)	second, the number of Subscription Securities requested to be included therein by the holders thereof, allocated pro rata among the holders thereof on the basis of the number of Subscription Securities owned by all such holders or in such manner as they may otherwise agree;

(iii)	third, the number of Exchange Shares proposed to be included therein by the holders thereof, allocated pro rata among all such holders on the basis of the number of Exchange Shares owned by each such holder, or in such manner as they may otherwise agree; and

(iv)	fourth, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

Registration Rights Agreement – Exchange Shares

(d)          With respect to any such Piggyback Registration initiated as either (i) a primary underwritten offering on behalf of the Company, or (ii) on behalf of a holder of Common Stock other than the Exchange Shares or Subscription Securities, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.            Registration Procedures. If and whenever the Holders of Exchange Shares request that Exchange Shares be registered pursuant to any of the provisions of this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Exchange Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable:

(a)          subject to Section 2(a), prepare and file with the Commission a Registration Statement with respect to such Exchange Shares and use commercially reasonable efforts to cause such Registration Statement to become effective;

(b)          prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the "Effective Period" which is: (i) a period of not less than the earlier of (A) 180 days (or such longer period of time as may be necessary for the Company, using commercially reasonable efforts, to file amendments, post-effective amendments or supplements to a filed Registration Statement), or (B) until all of such Exchange Shares have been disposed of, and to comply with the provisions of the Securities Act with respect to the disposition of such Exchange Shares in accordance with the intended methods of disposition set forth in such Registration Statement; or (ii) in the case of a Shelf-Registration, for at least 275 days per year for as long as the securities registered thereunder remain Exchange Shares;

(c)          within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by Holders of the Exchange Shares copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel, which review, comment and approval shall not be unreasonably withheld or delayed;

(d)          notify each selling Holder of Exchange Shares, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)          furnish to each selling Holder of Exchange Shares such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Exchange Shares owned by such seller;

Registration Rights Agreement – Exchange Shares

(f)           use commercially reasonable efforts to register or qualify such Exchange Shares under such other securities or "blue sky" laws of such jurisdictions as any selling holder of Exchange Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Exchange Shares owned by such holders; provided, however, that the Company shall not be required to qualify generally to do business, subject itself to general taxation, or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(f);

(g)          notify each selling Holder of Exchange Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Exchange Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)          make available for inspection by any selling Holder of Exchange Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to appropriate confidentiality terms for non-public information, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i)            provide a transfer agent and registrar (which may be the same entity) that is part of the DTC Program (as that term is defined in the Subscription Agreement) for all such Exchange Shares not later than the effective date of such registration;

(j)            in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the selling Holders of Exchange Shares or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Exchange Shares (including, without limitation, making appropriate officers of the Company available to participate in "road show" and other customary marketing activities, including one-on-one meetings with prospective purchasers of the Exchange Shares);

(k)          otherwise use its best efforts to comply with all applicable rules and regulations of the Commission including timely filing of complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise comply with Rule 158 under the Securities Act;

Registration Rights Agreement – Exchange Shares

(l)            without limiting Section 4(f) above, use commercially reasonable efforts to cause such Exchange Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders of Exchange Shares to consummate the disposition of such Exchange Shares in accordance with their intended method of distribution thereof;

(m)         notify the selling Holders of Exchange Shares promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(n)          advise the selling Holders of Exchange Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(o)          permit any selling Holder of Exchange Shares which is an underwriter or a controlling person of the Company to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, and to which the Company and its counsel do not have a reasonable objection; and

(p)          otherwise use its best efforts to take all other steps necessary to effect the registration of such Exchange Shares contemplated hereby.

5.            Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Exchange Shares, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and "blue sky" laws, printing expenses, fees and expenses of the Company's counsel and accountants and reasonable fees and expenses of one counsel for the Holders of Exchange Shares participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Exchange Shares included in the registration), shall be paid by the Company. All Selling Expenses relating to Exchange Shares registered pursuant to this Agreement shall be borne and paid by such Holders of the Exchange Shares, in proportion to the number of Exchange Shares registered for each such holder.

Registration Rights Agreement – Exchange Shares

6.            Indemnification.

(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Exchange Shares, such holder's officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such Holder of Exchange Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Exchange Shares. The indemnification provided for under this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of the Exchange Shares by the Purchaser pursuant to Section 13.

(b)          In connection with any registration in which a Holder of Exchange Shares is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the Holders of Exchange Shares and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, however, that the obligation to indemnify shall be several, not joint and several, for each such holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Exchange Shares pursuant to such Registration Statement.

Registration Rights Agreement – Exchange Shares

(c)          Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless and to the extent that such failure prejudices the indemnifying party’s ability to defend against such action) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof or any settlements entered into without the consent of the indemnifying party; provided, however, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could reasonably have a material effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Exchange Shares included in the registration, at the expense of the indemnifying party.

Registration Rights Agreement – Exchange Shares

(d)          If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder of Exchange Shares, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Exchange Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

7.            Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Exchange Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's ownership of its shares of Common Stock to be sold in the offering and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6.

Registration Rights Agreement – Exchange Shares

8.            Rule 144 Compliance. With a view to making available to the Holders of Exchange Shares the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the registration date;

(b)          use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c)          furnish to any Holder of Exchange Shares (so long as the holder owns Exchange Shares), promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Exchange Shares without registration.

9.            Preservation of Rights. The Company shall not, except for rights and privileges granted pursuant to the Registration Rights Agreement – Subscription Shares, (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders of Exchange Shares in this Agreement.

10.          Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Exchange Shares outstanding, or when such Exchange Shares can be sold under Rule 144 in either a single transaction or within three months; provided, however, that the provisions of Section 5 and Section 6 shall survive any such termination.

11.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile transmission or by e-mail of a “.pdf” format data file (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated in Exhibit A attached hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11).

Registration Rights Agreement – Exchange Shares

12.          Entire Agreement. This Agreement, the other Transaction Documents, and any related exhibits and schedules hereto or thereto, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Subscription Agreement, the terms and provisions of the Subscription Agreement shall control.

13.          Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of the Exchanging Creditors may assign their respective rights hereunder, including with respect to Exchange Shares, to any purchaser or transferee of Exchange Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder of the Exchange Shares, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the obligations and restrictions contained in, this Agreement as if such purchaser or transferee were originally a Exchanging Creditor and had originally been a party hereto.

14.          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except as specifically set forth in Section 6.

15.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.          Amendment, Modification and Waiver. The provisions of this Agreement may be amended, modified, supplemented or waived only with the prior written consent of the Company and the holders of a majority of the Exchange Shares. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Registration Rights Agreement – Exchange Shares

17.          Severability. If any term or provision of this Agreement is declared invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, or other Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18.          Remedies. Each Holder of Exchange Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

19.          Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, U.S.A., without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Dallas, City of Dallas, State of Texas, U.S.A. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the county of Dallas, City of Dallas, State of Texas, U.S.A., for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

20. Decisions by Holders of Exchange Shares. All decisions of Holders of Exchange Shares, as a group, shall be made by the holders of a majority of the Exchange Shares (unless specifically provided otherwise herein), and all such decisions shall be valid and binding on all of the Holders of Exchange Shares.

Registration Rights Agreement – Exchange Shares

21. Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

22. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

23. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

24. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement – Exchange Shares to be duly executed by their respective authorized signatories as of the date first above written.

THE COMPANY ORYON TECHNOLOGIES, INC. By: /s/ THOMAS P. SCHAEFFER
Name: Thomas P. Schaeffer Title: Chief Executive Officer

EXCHANGING CREDITORS

[SIGNATURES OMITTED FROM FILING]

(Signature Page to Registration Rights Agreement – Exchange Shares)

Registration Rights Agreement – Exchange Shares

EXHIBIT A

ADDRESSES OF PARTIES (SECTION 11)

[OMITTED FROM FILING]

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